UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 25, 2014

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2014, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (“Board”) of Ameriprise Financial, Inc. (“Company”) appointed both Dianne Neal Blixt and Amy DiGeso (each, an “Appointee”) as directors of the Company effective as of February 26, 2014. Each Appointee will stand for election at the Company’s annual meeting of shareholders on April 30, 2014.

Ms. Blixt, 54, served as executive vice president and chief financial officer of Reynolds American Inc. from 2003 to 2007. She has extensive experience in business analysis and financial reporting, having held multiple senior finance and accounting roles over a 20-year career with the company. Ms. Blixt currently services as a director of Lorillard, Inc., is co-founder and principal of C&D Ventures and served on North Carolina Governor-elect Pat McCrory’s budget appropriations advisory team.

Ms. DiGeso, 61, served as executive vice president of global human resources at The Estee Lauder Companies, Inc. from 2005 to 2013. Ms. DiGeso retired from such position last September but remains with the company as executive vice president and senior advisor to William P. Lauder, Executive Chairman and Fabrizio Freda, President and Chief Executive Officer. Ms. DiGeso brings a deep knowledge of managing all aspects of human capital across global organizations. Her prior roles include that of managing partner, human capital at PricewaterhouseCoopers LLP, president of Popular Club, Inc., chief executive officer of Mary Kay Inc. as well as senior human resources positions at Bankers Trust Company and American Express Company.

Each Appointee will participate in the Company’s outside director compensation program described in the Company’s proxy statement for the 2013 annual meeting of shareholders.  Each Appointee is eligible to receive a pro rata share of the $115,000 annual grant of deferred share units for the service period measured from February 26, 2014 through April 30, 2014. In addition, each Appointee will be eligible to receive the annual grant of deferred share units for the service period starting on April 30, 2014, which will reflect an increase to each director’s annual grant value from $115,000 to $125,000 as approved by the Board on October 3, 2013. Neither Appointee was elected to serve on the Board pursuant to any arrangement or understanding between such Appointee and any other persons, and there are no transactions between the Company and either Appointee or any immediate family members of the Appointees that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: February 26, 2014	By	/s/ Thomas R. Moore
Thomas R. Moore
Vice President, Chief Governance Officer
and Corporate Secretary